MODIFICATION AGREEMENT

This Modification Agreement (“Agreement”) is made as of June 7, 2011, by and between G&E HC REIT II LAWTON MOB PORTFOLIO, LLC, a Delaware limited liability company (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

Factual Background

A. Borrower and Lender entered into that certain Loan Agreement dated as of December 23, 2010 (the “Loan Agreement”) pursuant to which Lender agreed to make a loan to Borrower in the original principal amount of $7,300,000.00 (the “Loan”). Borrower’s obligations under the Loan are evidenced, secured or otherwise governed by, among other things: (i) a Secured Promissory Note dated December 23, 2010 made payable to Lender in the stated principal amount of Seven Million Three Hundred Thousand and No/100 Dollars ($7,300,000.00) (the “Note”), and (ii) a Mortgage With Assignment of Leases and Rents, Security Agreement and Fixture Filing (Leasehold) dated as of December 23, 2010 (the “Mortgage”), which Mortgage was recorded on December 30, 2010 in Book 6333, Page 213, in the Official Records of Comanche County, Oklahoma. The Mortgage currently encumbers Borrower’s leasehold interest in the Land, and Borrower’s fee interest in the Improvements located in Comanche County, Oklahoma more particularly described in Exhibit A attached to the Mortgage (the “Property”). The Loan Agreement, the Note, the Mortgage, this Agreement and all other documents executed in conjunction with the Loan are hereinafter referred to as the “Loan Documents.” Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

B. As of the date of this Agreement, the principal balance outstanding under the Loan is $7,228,350.35 and no funds remain available to be disbursed.

C. Borrower and Lender have agreed to modify the terms of the Loan to, among other things, modify the definition of Debt Coverage Ratio in the Loan Agreement, as more fully set forth herein.

Agreement

Therefore, Borrower and Lender agree as follows:

1. Recitals; Representations and Warranties. The recitals set forth above in the Factual Background are true, accurate and correct. Borrower hereby represents and warrants to Lender that (a) no “event of default” (as defined in Section 6.1 of the Loan Agreement) has occurred or exists and that no event or condition exists which, with the giving of notice, the passage of time, or both, would constitute an event of default, and (b) all representations and warranties of Borrower contained in the Loan Agreement or in any of the other Loan Documents (as the Loan Agreement and such other Loan Documents are amended hereby) are true and correct as of the date hereof.

2. Reaffirmation of Obligations. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document.

3. Modification of Loan Agreement. The Loan Documents are hereby amended as follows:

(a) Definitions.

(i) The definition of “Debt Coverage Ratio” in the Loan Agreement is deleted in its entirety and the following is substituted in is place:

"Debt Coverage Ratio: Shall mean a fraction, the numerator of which is the Net Operating Income from the Project before payment of debt service for the most recent twelve (12) month time period, and the denominator of which is the greater of (a) an amount equivalent to the product of (i) the outstanding principal balance of the Loan as of the date of the calculation and (ii) the Applicable Interest Rate (as defined in the Note); (b) the amount of interest and principal for a twelve month period, according to a schedule that would fully amortize the outstanding principal balance of the Loan as of the date of calculation over a 30 year period, using a percentage rate of two and three-quarters percent (2.75%) per annum above the Treasury Note Rate (herein defined); or (c) the amount of interest and principal for a twelve month period, according to a schedule that would fully amortize the outstanding principal balance of the Loan as of the date of calculation over a 30 year period, using a percentage rate of seven and one-half percent (7.50%).”

(b) Security Documents. The Mortgage and all other Loan Documents which secure Borrower’s indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrower under (A) this Agreement, (B) the Note, as amended hereby, and (C) any and all amendments, modifications, renewals and/or extensions of this Agreement or the Note, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. As set forth in the Loan Documents, the Mortgage does not secure (i) Borrower’s or Guarantor’s obligations under that certain Unsecured Environmental Indemnity dated as of December 23, 2010, (ii) any third party guaranty of the Loan, or (iii) any other Loan Document that specifically states that it is not secured by the Mortgage.

(c) No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.

4. Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

5. No Prejudice; Reservation of Rights. This Agreement shall not prejudice any rights or remedies of Lender under the Loan Documents. Lender reserves, without limitation, all rights which it has against Borrower, any indemnitor, guarantor, or endorser of the Note.

6. No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect.

7. Integration. The Loan Documents, including this Agreement; (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

8. Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of Oklahoma, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”

9. Counterparts. This Agreement may by executed in any number of counterparts, all of which shall be considered one in the same instrument. The original, executed signature pages of exact copies of this Agreement may be attached to one of such copies to form one document.

[Signatures on following page]

G&E HC REIT II LAWTON MOB PORTFOLIO, LLC,

a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership
Its Sole Member as Manager

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation
Its General Partner

By: /s/ Danny Prosky
Danny Prosky
Its President and Chief Operating Officer

U.S. BANK NATIONAL ASSOCIATION,

a national banking association

By: /s/ David E. Salisbury
Name: David E. Salisbury
Title: Vice President